SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 6, 2003

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Item 9.    Regulation FD Disclosure

At 9:30 a.m. (EDT) on May 6, 2003, Registrant is presenting webcast investor presentations by its senior executives. Exhibits outlining these presentations are furnished herewith as Exhibit 99.1 and are incorporated herein by reference. The presentations, including the exhibits, are accessible when made on State Street’s investor relations home page, at www.statestreet.com/stockholder, and the presentations are accessible via telephone, at 1 719/457-2641. A recorded replay of the presentations, with exhibits, will be available on the investor relations home page beginning at 3:30 p.m. on May 6, 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

/s/ FREDERICK P. BAUGHMAN
Name: Frederick P. Baughman Title: Senior Vice President, Controller and Chief Accounting Officer

Date: May 6, 2003

EXHIBIT INDEX

Exhibit

99.1	Form of certain supporting exhibits to presentation on May 6, 2003